SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported) November 7, 2003

SALIX PHARMACEUTICALS, LTD.

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-23265	94-3267443
(Commission file Number)	(IRS Employer ID Number)

8540 Colonnade Center Drive, Suite 501, Raleigh, North Carolina	27615
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (919) 862-1000

Item 5. Other Events and Regulation FD Disclosure

On November 10, 2003, Salix Pharmaceuticals, Ltd. announced the completion on November 7, 2003 of a private placement of 1.7 million shares of its common stock to selected institutional investors. Net proceeds to Salix were approximately $29 million. Copies of the press release dated November 10, 2003 announcing the stock sale and the definitive stock purchase agreement dated November 6, 2003 are attached.

Item 7. Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.	Description

10.37	Common Stock Purchase Agreement dated November 6, 2003 among Salix Pharmaceuticals, Ltd. and the investors listed therein.

99.1	Press release dated November 10, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SALIX PHARMACEUTICALS, LTD.

Date: November 10, 2003	By:	/s/ Adam C. Derbyshire
Adam C. Derbyshire
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.37	Common Stock Purchase Agreement dated November 6, 2003 among Salix Pharmaceuticals, Ltd. and the investors listed therein.

99.1	Press release dated November 10, 2003.